UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2010

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut		19103 06749
(Address of principal executive offices)		(Zip Code)

(203) 573-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on March 18, 2009, Chemtura Corporation (“Chemtura”) and 26 of its U.S. subsidiaries (collectively, with Chemtura, the “U.S. Debtors”) filed voluntary petitions for reorganization, and on August 8, 2010, Chemtura Canada Co./Cie (“Chemtura Canada,” and, collectively with the U.S. Debtors, the “Debtors”) filed a voluntary petition for reorganization (the “Chapter 11 cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On August 11, 2010, Chemtura Canada commenced ancillary recognition proceedings under Part IV of the Companies’ Creditors Arrangement Act (the “CCAA”) in the Ontario Superior Court of Justice, Ontario, Canada. On August 5, 2010, the Debtors filed with the Bankruptcy Court the solicitation version of their joint plan of reorganization (as it may be further amended, supplemented or modified, the “Plan”) and accompanying disclosure statement (as it may be further amended, supplemented or modified, the “Disclosure Statement”). The Bankruptcy Court approved the Disclosure Statement on August 5, 2010. On September 2, 2010, Chemtura filed a supplement to the Plan with the Bankruptcy Court, as contemplated by the Plan.

Chemtura is furnishing the “Questions and Answers Regarding Confirmation and Effectiveness of Joint Plan of Reorganization” attached hereto as Exhibit 99.1 to provide updated information with respect to distributions under the Plan. The attached is not intended to amend or supersede the Disclosure Statement or any other document filed in the chapter 11 cases.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Questions and Answers Regarding Confirmation and Effectiveness of Joint Plan of Reorganization.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date: November 8, 2010

Exhibit Number	Exhibit Description
99.1	Questions and Answers Regarding Confirmation and Effectiveness of Joint Plan of Reorganization.